(Dollars in Thousands)


                                                             Year Ended          Period Ended
                                                          December 31, 1998    December 31, 1997
                                                          -----------------    -----------------

Weighted average number of shares outstanding                 10,478,010              846,823

Dilutive stock equivalents                                            --                   --
                                                             -----------          -----------

Weighted average number of shares outstanding - basic
and diluted                                                   10,478,010              846,823
                                                             ===========          ===========


Net loss                                                     $   (20,725)         $      (710)

Loss per share - basic and diluted                           $     (1.98)         $     (0.84)